UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2024

LIFEWAY FOODS, INC.

(Exact name of registrant as specified in its charter)

ILLINOIS	000-17363	36-3442829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6431 Oakton St. Morton Grove, IL	60053
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (847) 967-1010

          N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	LWAY	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2024, Lifeway Foods, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with Julie Smolyansky, the Company’s Chief Executive Officer (the “Executive”), pursuant to which the Executive will continue to serve as Chief Executive Officer of the Company and will be responsible for such duties as are commensurate with the Executive’s position and office as may from time to time be reasonably assigned to the Executive by the Board of Directors of the Company (the “Board”), including without limitation, the responsibilities of President and Secretary of the Company. The Employment Agreement amends and restates the Employment Agreement, dated as of September 12, 2002 (the “Prior Agreement”), between the Company and the Executive. An independent executive compensation consultant engaged by the Compensation Committee of the Company’s board of directors (the “Compensation Committee”) advised the Compensation Committee in connection with the Employment Agreement.

The Employment Agreement does not increase the Executive’s annual base salary, bonus entitlement or equity grant from 2023 levels, as described in the proxy statement filed with the U.S. Securities and Exchange Commission in connection with the Company’s 2024 annual meeting of shareholders. Pursuant to the Employment Agreement, the Executive will be entitled to receive a base salary of $1,000,000 per year, subject to annual review, and will also be eligible for an annual bonus upon the achievement of applicable performance targets set by the Compensation Committee and subject to such other terms and conditions of the Company’s annual bonus program as in effect from time to time, with an annual bonus opportunity, at target, equal to 80% of the Executive’s then effective annual base salary. Pursuant to the Employment Agreement, the Executive is also eligible to participate in the Lifeway Foods, Inc. 2022 Omnibus Incentive Plan or any successor plan (the “Plan”), subject to the terms of the Plan, as determined by the Compensation Committee, in its sole discretion. The Employment Agreement provides that the Executive shall receive an annual grant under the Plan with a target value equal to 75% of the Executive’s then effective annual base salary, and to the extent the Company is unable to deliver shares upon the vesting of any such grant in accordance with its terms, the Company shall pay to the Executive cash in an amount equal to the value of the vested shares (and in lieu of the vested shares) at the time of such vesting.

Pursuant to the Employment Agreement, the Company may review and adjust (but not downward) the Executive’s base salary from time to time, based upon her performance. The term of the Employment Agreement ends upon the Executive’s death or Disability (as defined in the Employment Agreement) or upon termination by the Executive or the Company at any time.

Pursuant to the Employment Agreement, upon termination of the Employment Agreement (i) by the Company without Cause (as defined in the Employment Agreement) or by the Executive for Good Reason (as defined in the Employment Agreement), provided in each case that the Company receives from the Executive a general release of claims against the Company and its subsidiaries, affiliates, stockholders, directors, officers, employees, agents, successors, and assigns (the “Release”) within 60 days following termination, or (ii) as a result of the Executive’s death,

(a)	the Company shall pay the Executive an amount (the “Severance Pay”) equal to the sum of (I) two times her base salary, at the rate in effect immediately prior to such termination of employment, plus (II) an amount equal to two times the greater of her target annual bonus for the year in which the termination of employment occurs or her highest bonus for the two years preceding the termination of employment; and

(b)	unless otherwise provided for in the Plan or any award agreement, any and all outstanding equity awards previously granted to the Executive that remain unearned, unvested, or otherwise unpaid (“Equity Awards”), and which remain outstanding immediately prior to the date of termination of the Executive’s employment, shall remain outstanding and shall immediately become vested in full upon the Release becoming irrevocable.

If within the one month prior to or 12 months following a Change in Control (as defined in the Employment Agreement), the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason (a “CIC Termination of Employment”), the Executive is entitled to the Severance Pay (although at a rate of three times, rather than two times, her base salary and the greater of her target annual bonus for the year in which the termination of employment occurs or her highest bonus for the two years preceding the termination of employment). The Prior Agreement did not include any such Change in Control provision.

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The Employment Agreement contains several restrictive covenants to the benefit of the Company that were not included in the Prior Agreement, including a two-year non-competition provision and a two-year non-solicitation provision. Upon a CIC Termination of Employment, the Company shall pay the Executive an amount equal to the value of the non-competition obligations (the “Non-Competition Payment”), as determined by an unrelated third party that is in the business of valuing non-competition payments. The Severance Pay shall count toward the Non-Competition Payment, and all costs for obtaining and defending the valuation shall be borne by the Company.

The Employment Agreement also clarifies that the Company is the sole owner of all intellectual property made or conceived by the Executive arising out of the Executive’s employment by the Company, except that the Executive owns and retains all rights in respect of The Kefir Cookbook. The Executive also granted the Company a royalty-free license to utilize The Kefir Cookbook and the contents for its marketing purposes.

On December 23, 2024, the Company and the Executive also entered into a Retention Bonus Agreement (the “Retention Bonus Agreement”) pursuant to which the Company agreed to pay a one-time cash retention bonus of $2,000,000 (the “Retention Bonus”) to the Executive, subject to applicable withholding and deductions and the Executive agreed that if she is terminated for Cause or if she terminates her employment with the Company without Good Reason prior to December 20, 2026, she will be required to repay the after-tax value of the Retention Bonus (the “Repayment Obligation”). Subject to Ms. Smolyansky’s continued employment with the Company, the Repayment Obligation shall terminate with respect to 12.5% of the Retention Bonus on each three-month anniversary of the date of the Retention Bonus Agreement.

The foregoing descriptions of the Employment Agreement and Retention Bonus Agreement are qualified in their entirety by reference to the Employment Agreement and Retention Bonus Agreement copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits:

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated as of December 23, 2024, by and between the Company and Julie Smolyansky.
10.2	Retention Bonus Agreement, dated as of December 23, 2024, by and between the Company and Julie Smolyansky.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEWAY FOODS, INC.

Date: December 23, 2024	By:	/s/ Eric Hanson
		Name:	Eric Hanson
		Title:	Chief Financial Officer

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